UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 11, 2006
VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-5759	65-0949535

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 S.E. Second Street, Miami, Florida		33131

(Address of Principal Executive Offices)		(Zip Code)
(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Item 3.02. Unregistered Sales of Equity Securities
Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Indenture dated as of July 12, 2006
Registration Rights Agreement dated July 12, 2006
Letter Agreement dated July 14, 2006
Notice of Redemption dated July 14, 2006
Press Release dated July 12, 2006
Press Release dated July 14, 2006

Item 1.01.	Entry into a Material Definitive Agreement
          On July 12, 2006, Vector Group Ltd. (the “Company”) completed the sale of $110.0 million of its 3 7/8% Variable Interest Senior Convertible Debentures due 2026 (the “Debentures”) to Jefferies & Company, Inc. (the “Initial Purchaser”) in accordance with Rule 144A of the Securities Act of 1933, as amended. The Debentures are governed by the terms of an Indenture, dated as of July 12, 2006 (the “Indenture”), between the Company and Wells Fargo Bank, N.A., as trustee, a copy of which is attached hereto as Exhibit 4.1.
          The Company will use the net proceeds of the issuance to redeem the Company’s 6 1/4% Convertible Subordinated Notes due 2008 and for general corporate purposes. (See Item 2.04)
          In connection with the offering of the Debentures, the Initial Purchaser requested that Howard M. Lorber, as one of the principal stockholders of the Company, or an entity affiliated with him, deposit shares of the Company’s common stock (the “Margin Shares”) into one or more margin accounts with the Initial Purchaser (the “Margin Accounts”), which may be borrowed by purchasers of the Debentures to facilitate hedging transactions entered into by the purchasers. Mr. Lorber, however, has no obligation to maintain any Margin Shares in the Margin Accounts and may withdraw the Margin Shares, if any, at any time.
          In consideration for Mr. Lorber agreeing to deposit the Margin Shares in order to facilitate the Company’s offering of the Debentures and accepting the resulting liquidity risk, the Company and Mr. Lorber entered into a letter agreement (the “Letter Agreement”), on July 14, 2006, whereby the Company agreed to hold Mr. Lorber harmless on an after-tax basis against any increase in the income tax rate applicable to dividends paid on the Margin Shares as a result of the arrangement concerning the Margin Shares. A copy of the Letter Agreement is attached hereto as Exhibit 10.1.
          The summary of the foregoing transactions is qualified in its entirety by reference to the text of the related agreements, which are included as exhibits hereto and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          See Item 1.01, which is incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
          On July 14, 2006, pursuant to Section 3.02 of the Indenture, dated as of July 5, 2001, between the Company and U.S. Bank National Association, as Trustee, the Company issued a Notice of Redemption to redeem all of its outstanding 6 1/4% Convertible Subordinated Notes due 2008 (the “Notes”). The redemption will occur on August 14, 2006 (the “Redemption Date”) and the redemption price will equal 101.042% of the principal amount of the Notes, plus accrued and unpaid interest up to, but excluding the Redemption Date. The aggregate principal amount of the outstanding Notes is $62.5 million. A copy of the Notice of Redemption is attached hereto as Exhibit 10.2.

Item 3.02.	Unregistered Sales of Equity Securities.
          See Item 1.01, which is incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
          On July 14, 2006, the Company entered into the Letter Agreement with Mr. Lorber, as one of the principal stockholders of the Company, in connection with his agreement to deposit the Margin Shares in the Margin Accounts in order to facilitate the Company’s offering of the Debentures. See Item 1.01, which is incorporated herein by reference. The Audit Committee of the Company approved the Letter Agreement on July

11, 2006 and granted an exception under the Company’s Code of Business Conduct and Ethics in order to permit the Company to enter into the Letter Agreement.

Item 9.01.	Financial Statements and Exhibits.
          (c) Exhibits
          The following Exhibits are filed herewith:

Exhibit 4.1.	Indenture, dated as of July 12, 2006, by and between Vector Group Ltd. and Wells Fargo Bank, N.A., as trustee, relating to the 3 7/8% Variable Interest Senior Convertible Debentures due 2011 (the “Debentures”), including the form of Debenture.

Exhibit 4.2.	Registration Rights Agreement, dated as of July 12, 2006, by and between Vector Group Ltd. and the Initial Purchaser.

Exhibit 10.1	Letter Agreement, dated July 14, 2006, between the Company and Mr. Lorber.

Exhibit 10.2	Notice of Redemption dated July 14, 2006.

Exhibit 99.1	Press Release dated July 12, 2006.

Exhibit 99.2	Press Release dated July 14, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.
By:	/s/ J. Bryant Kirkland, III
J. Bryant Kirkland, III
Vice President, Chief Financial Officer and Treasurer

Date: July 17, 2006